                        SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C. 20549



                               ----------------------


                                     FORM 8-K

                                  CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF THE

                           SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) March 31, 1996

                               SOLECTRON CORPORATION
- --------------------------------------------------------------------------------
                  (Exact name of registrant as specified in charter)


    CALIFORNIA                        1-11098                        94-2447045
- --------------------------------------------------------------------------------
(State or other jurisdiction        (Commission                 (IRS Employer
     of incorporation)              File Number)             Identification No.)



777 GIBRALTAR DRIVE, MILPITAS, CALIFORNIA                                  95035
- --------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code    (408) 957-8500
                                                  ------------------------------

                                 NOT APPLICABLE
- --------------------------------------------------------------------------------
            (Former name or former address, if changed since last report.)

ITEM 2.      ACQUISITION OF ASSETS

       On March 31, 1996, Solectron Corporation ("Registrant") effected the purchase (the "Purchase") of Texas Instruments Incorporated's ("TI") custom manufacturing services ("CMS") business in Austin, Texas and certain assets of TI's CMS business in Kuala Lumpur, Malaysia. The Purchase was pursuant to the terms of an Amended and Restated Asset Purchase Agreement dated March 29, 1996 (the "Agreement"), for approximately $130 million, subject to post-closing adjustments.

       The funds used for the payment made to effect the Purchase was from Registrant's available funds (including, without limitation, certain proceeds from the Registrant's private placements of 6% Convertible Subordinated Notes due 2006 and 7 3/8% Senior Notes due 2006 in February, 1996). Prior to the Purchase, there was no material relationship between TI and Registrant or their officers, directors, affiliates or associates.

       Under the terms of the Agreement, Registrant has purchased the assets and assumed certain liabilities of TI's CMS business in Austin, Texas and has purchased certain assets of TI's CMS business in Kuala Lumpur, Malaysia. Registrant has offered employment to all TI CMS employees in Austin, Texas and is leasing space at TI's Austin, Texas site. TI's CMS business is electronics manufacturing. Registrant intends to continue TI's CMS business in Austin, Texas and to integrate TI's Austin, Texas operations with its own as soon as reasonably practicable. The assets and certain customer contracts purchased from TI's CMS business in Kuala Lumpur, Malaysia will be transitioned to Registrant's Penang, Malaysia operations over the course of the next year.

       The purchase of the TI CMS business will be treated as a purchase for accounting purposes.

ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

             The following financial statements, pro forma financial information and exhibits are filed as part of this report, where indicated.

(a)    Financial statements of the business acquired, prepared pursuant to Rule
3.05 of Regulation S-X and provided to Registrant by TI.

Item
- ----
Audited financial statements of the CMS business of TI in Austin, Texas and Kuala Lumpur, Malaysia

                                                                    SEQUENTIALLY
                                                                   NUMBERED PAGE
                                                                   -------------



       Report of Independent Auditors                                     5
       Statement of Assets to be Acquired and Liabilities
          to be Assumed as of December 31, 1995                           6
       Statement of Revenues and Direct Operating Expenses
          for the year ended December 31, 1995                            7
       Notes to Financial Statements                                      8

(b) Pro forma financial information required pursuant to Article 11 of Regulation S-X.
                                                                SEQUENTIALLY
                                                                NUMBERED PAGE
                                                                -------------
       Pro Forma financial statement of Registrant and CMS business of TI

       Pro Forma Combined Financial Information
        (unaudited)                                                  12

       Pro Forma Combined Balance Sheet as of
        February 29, 1996 (unaudited)                                13

       Pro Forma Combined Statement of Income for
        Year Ended August 31, 1995 (unaudited)                       14

       Pro Forma Combined Statement of Income for the
        Six Months Period Ended February 29, 1996
        (unaudited)                                                  15

       Notes to Pro Forma Combined Financial Information
        (unaudited)                                                  16

(c) Exhibits in accordance with the provisions of Item 601 of Regulation S-K:

                                                                SEQUENTIALLY
EXHIBITS                                                        NUMBERED PAGE
- --------                                                        -------------

4.1    Indenture dated as of February 15, 1996 between
       Registrant and State Street Bank & Trust Company              18

4.2    Registration Rights Agreement dated as of February 15,
       1996 by and among the Registrant and Merrill Lynch,
       Pierce, Fenner & Smith, Incorporated, Morgan Stanley &
       Co. Incorporated and Hambrecht & Quist LLC                    99

10.1   Purchase Agreement dated as of February 15, 1996 by
       and between the Registrant and Merrill Lynch, Pierce,
       Fenner & Smith, Incorporated, Morgan Stanley & Co.
       Incorporated and Hambrecht & Quist LLC                       122

24.1   Consent of Independent Auditors                              149

                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  April 15, 1996                  SOLECTRON CORPORATION


                                       /s/ Susan S. Wang
                                       ----------------------------------------
                                       Susan S. Wang
                                       Executive Vice President, Finance
                                       (as principal financial and accounting
                                       officer and on behalf of Registrant)

                       [ERNST & YOUNG LLP Letterhead]


                       REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Texas Instruments Incorporated

We have audited the accompanying statement of assets to be acquired and liabilities to be assumed of the Custom Manufacturing Services Business (CMS) of Texas Instruments Incorporated at December 31, 1995, and the related statement of revenues and direct operating expenses for the year then ended. These statements are the responsibility of the management of Texas Instruments Incorporated. Our responsibility is to express an opinion on these statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 1, the accompanying statement of revenues and direct operating expenses was prepared solely to present the revenues and direct operating expenses of CMS and is not intended to be a complete presentation of the results of operations of CMS. As discussed in Note 1, CMS is a part of Texas Instruments Incorporated and has no separate legal status or existence.

In our opinion, the statements referred to above present fairly, in all material respects, the assets to be acquired and liabilities to be assumed of CMS at December 31, 1995, and the related revenues and direct operating expenses for the year then ended in conformity with generally accepted accounting principles.


                                       ERNST & YOUNG LLP



Dallas, Texas
February 1, 1996

       Ernst & Young LLP is a member of Ernst & Young International, Ltd.

                      CUSTOM MANUFACTURING SERVICES
               BUSINESS OF TEXAS INSTRUMENTS INCORPORATED

      STATEMENT OF ASSETS TO BE ACQUIRED AND LIABILITIES TO BE ASSUMED

                            DECEMBER 31, 1995
                              (IN THOUSANDS)


ASSETS
Receivables                                                $58,129
Inventory (NOTE 3)                                          67,620
Equipment, net (NOTE 4)                                     17,773
                                                          --------
Total assets to be acquired                               $143,522
                                                          --------
                                                          --------

LIABILITIES
Accounts payable                                          $ 42,310
Customer deposits                                              326
                                                          --------
Total liabilities to be assumed                             42,636
                                                          --------
Assets to be acquired less liabilities to be assumed      $100,886
                                                          --------
                                                          --------


SEE ACCOMPANYING NOTES.

                    CUSTOM MANUFACTURING SERVICES
             BUSINESS OF TEXAS INSTRUMENTS INCORPORATED

         STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES

                    YEAR ENDED DECEMBER 31,1995
                           (IN THOUSANDS)


Revenues                                         $461,278

Direct operating expenses:
  Cost of revenues                                424,008
  Selling, general, and administrative             24,827
                                                 --------
Total direct operating expenses                   448,835

Revenues less direct operating expenses          $ 12,443
                                                 --------
                                                 --------

SEE ACCOMPANYING NOTES.

               CUSTOM MANUFACTURING SERVICES
        BUSINESS OF TEXAS INSTRUMENTS INCORPORATED

               NOTES TO FINANCIAL STATEMENTS

                     DECEMBER 31, 1995

1. BASIS OF PRESENTATION

The Custom Manufacturing Services (CMS) business provides services to customers for the manufacture and assembly of printed circuit boards on a contract basis. CMS also offers services for electronic design. CMS primarily serves customers in the networking, telecommunications and computer market segments in the United States and Europe.

CMS has operated as a business activity of Texas Instruments Incorporated (TI). On the contractually designated closing date, Solectron Texas L.P. (the
Buyer) will acquire certain assets and assume certain liabilities of CMS.
The acquisition is to be made pursuant to an Asset Purchase Agreement (the Agreement) dated January 29, 1996. The assets to be acquired will include accounts receivable, inventory, and equipment related to CMS operations in Austin, Texas and Kuala Lumpur, Malaysia. Cash and real property are specifically excluded from the assets to be purchased. In addition, no liability for income taxes is recorded, and the statement of revenues and direct operating expenses does not include tax expense.

Historically, CMS has had no separate legal status as it was an integral part of TI's overall operations. As a result, separate financial statements have not been maintained for CMS. The accompanying financial statements have been prepared from the historical accounting records of TI and present the assets that are to be acquired and the liabilities to be assumed as of December 31, 1995, and the revenues and direct operating expenses of CMS for the year then ended including allocations of certain common expenses based upon selected criteria, as defined (Note 2). Since only certain assets of CMS are being
acquired and only certain liabilities   assumed, statements of financial
position and cash flows are not applicable. The accompanying statement of revenues and direct operating expenses was prepared to present the net revenues and direct operating costs of CMS. Accordingly, it is not intended to be a complete presentation of the results of operations of CMS, and it does not purport to reflect the revenues and direct operating costs that would have resulted if CMS had operated as an unaffiliated independent entity.

The preparation of the statements requires the use of management's estimates, which may vary from actual results.

               CUSTOM MANUFACTURING SERVICES
        BUSINESS OF TEXAS INSTRUMENTS INCORPORATED

         NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2. SIGNIFICANT ACCOUNTING POLICIES

ALLOCATION OF EXPENSES

TI provides various administrative services to CMS including, but not necessarily limited to, marketing, data processing and personnel services.
TI charged these expenses and all other central operating costs, first on the basis of direct usage when identifiable, with the remainder allocated among TI's division entities on the basis of their respective revenues, headcount, or level of effort. Rent expense for facilities occupied by CMS was allocated based on square footage used. In the opinion of management of Texas Instruments Incorporated, these methods of allocation are reasonable.

EQUIPMENT

Equipment is recorded at cost and depreciated using the 150% declining balance method with an estimated useful life of five years. Amounts related to fully depreciated assets are removed from the financial records. Maintenance and repairs are charged to expense as incurred. At December 31, 1995, commitments for the acquisition of equipment amounted to approximately $1 million.

INVENTORY

Inventory is stated at the lower of standard cost (which approximates actuals) or market. Cost is determined using a first-in, first-out method.

REVENUES

Revenues represent sales to unaffiliated customers and certain other TI operating units. Revenues am recognized when shipments are made. See Note 5 for further discussion of sales to affiliated customers.

DIRECT OPERATING EXPENSES

Direct operating expenses include the costs of manufacturing the related CMS product shipments included in net revenues. Cost of revenues include direct labor and direct material, and allocation of costs associated with engineering, production planning, manufacturing plant administration, purchasing, and other costs incurred at the manufacturing plants. These direct operating costs are not necessarily indicative of the costs that would have been incurred had CMS operated as a stand-alone business.

                    CUSTOM MANUFACTURING SERVICES
              BUSINESS OF TEXAS INSTRUMENTS INCORPORATED

              NOTES TO FINANCIAL STATEMENTS (CONTINUED)


3. INVENTORY

                                                 DECEMBER 31,1995
                                                 ----------------
                                                  (IN THOUSANDS)

Raw materials and purchased parts                      $54,703
Work in process                                         15,500
Finished goods                                           1,154
                                                      --------
                                                        71,357
Less: Reserves for salability and obsolescence           3,737
                                                      --------
                                                       $67,620
                                                      --------
                                                      --------


4. EQUIPMENT

                                                 DECEMBER 31,1995
                                                 ----------------
                                                  (IN THOUSANDS)

Equipment, at cost                                     $32,566
Less: Accumulated depreciation                          14,793
                                                      --------
Equipment, net                                         $17,773
                                                      --------
                                                      --------

Depreciation expense was $5.7 million in 1995.

5.  RELATED PARTY TRANSACTIONS

CMS had sales to other business units of TI of approximately $2.8 million for the year ended December 31, 1995. These revenues are recorded at cost plus a negotiated gross margin and are not necessarily indicative of revenues that would be recognized on third-party sales.

6.  SIGNIFICANT CUSTOMERS

In 1995, sales to three customers exceeding 10% of total CMS sales were 25% to one customer, 15% to another, and 14% to a third customer.

               CUSTOM MANUFACTURING SERVICES
        BUSINESS OF TEXAS INSTRUMENTS INCORPORATED

         NOTES TO FINANCIAL STATEMENTS (CONTINUED)


CMS was notified by a major customer that it was reducing volume requirements due to reduced demand for a significant product line. Management is uncertain regarding the impact of the loss of this product line, but discussions are underway with this customer as well as others to identify additional business to replace the product line.

7.  LEASES

CMS leases certain data processing and other equipment under operating leases. Rental expense for such leases was approximately $577,000 in 1995.

        SOLECTRON CORPORATION AND CUSTOM MANUFACTURING SERVICES BUSINESS
                      OF TEXAS INSTRUMENTS INCORPORATED
                   PRO FORMA COMBINED FINANCIAL INFORMATION

                             (UNAUDITED)


The following pro forma combined financial information gives effect to the acquisition of the operations of Texas Instruments Incorporated's (TI) custom manufacturing services ("CMS") business in Austin, Texas and certain assets of TI's CMS site in Kuala Lumpur, Malaysia (the CMS operations) by Solectron Corporation ("Solectron") on a "purchase accounting" basis. The pro forma balance sheet combines Solectron's February 29, 1996 balance sheet with the CMS operations' December 31, 1995 statement of assets to be acquired and liabilities to be assumed. The pro forma statement of income for the year ended August 31, 1995 combines Solectron's statement of income for the year ended August 31, 1995 with the CMS operations' statement of revenues and direct operating expenses for the year ended September 30, 1995. The pro forma statement of income for the six-month period ended February 29, 1996 combines Solectron's statement of income for the six-month period ended February 29, 1996 with the CMS operations' statement of revenues and direct operating expenses for the six-month period ended December 31, 1995.

These pro forma combined statements of income do not purport to be indicative of the results that would actually have been obtained if the combination had been in effect on the dates indicated, or that may be obtained in the future.

The pro forma combined financial information are based upon the attached historical financial statements of the CMS operations and the historical consolidated financial statements of Solectron included in its Annual Report on Form 10-K for the fiscal year ended August 31, 1995 and Quarterly Report on Form 10-Q for the fiscal quarter ended February 29, 1996, and should be read in conjunction with those financial statements and related notes.

     SOLECTRON CORPORATION AND CUSTOM MANUFACTURING SERVICE BUSINESS
                    OF TEXAS INSTRUMENTS INCORPORATED

              PRO FORMA COMBINED BALANCE SHEET (UNAUDITED)

                            FEBRUARY 29, 1996


The following pro forma combined balance sheet presents the combined balance sheet of Solectron as of February 29, 1996 and statement of assets to be acquired and liabilities to be assumed of the CMS operations as of December 31, 1995. Such pro forma information gives effect to the acquisition of the CMS operations by Solectron under the purchase method of accounting and the pro forma adjustments described in the accompanying notes to the pro forma combined financial information.


                                                                                      PRO FORMA
                                                                              -------------------------
                 ASSETS                          SOLECTRON        CMS         ADJUSTMENTS      COMBINED
                                                 ---------        ---         -----------      --------
                                                                   (IN THOUSANDS)
Current assets:
  Cash, cash equivalents and short-term
    investments                                  $309,170       $      -     $(134,217)(a)    $  174,953
  Accounts receivable, net                        288,417         58,129        (6,489)(a)       340,057
  Inventories                                     349,572         67,620       (11,566)(a)       405,626
  Prepaid expenses and other current assets        28,964              -         3,000 (a)        31,964
                                                 ----------     --------     ---------        ----------

      Total current assets                          976,123      125,749      (149,272)          952,600

Property and equipment, net                         236,957       17,773         6,000 (a)       260,730
Other assets                                         15,475            -        36,150 (a)        51,625
                                                 ----------     --------     ---------        ----------
      Total assets                               $1,228,555     $143,522     $(107,122)       $1,264,955
                                                 ----------     --------     ---------        ----------
                                                 ----------     --------     ---------        ----------
    LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Short-term debt                                    $2,762     $      -     $       -            $2,762
  Current portion of long-term debt and
    capital lease obligations                           995            -             -               995
  Accounts payable                                  302,832       42,310        (6,236)(a)       338,906
  Accrued employee compensation                      34,730            -             -            34,730
  Accrued expenses                                    4,535            -             -             4,535
  Other current liabilities                          12,040          326             -            12,366
                                                 ----------     --------     ---------        ----------
      Total current liabilities                     357,894       42,636        (6,236)          394,294
                                                 ----------     --------     ---------        ----------

Long-term debt and capital lease obligations        258,131            -             -           258,131
Other long-term liabilities                           8,142            -             -             8,142
                                                 ----------     --------     ---------        ----------
      Total liabilities                             624,167       42,636        (6,236)          660,567
Shareholders' equity:
  Common stock                                      341,010            -             -           341,010
  Texas Instruments equity                                -      100,886      (100,886)(a)             -
  Retained earnings                                 261,318            -             -           261,318
  Cumulative translation adjustment and other         2,060            -             -             2,060
                                                 ----------     --------     ---------        ----------
      Total shareholders' equity                    604,388      100,886      (100,886)          604,388
                                                 ----------     --------     ---------        ----------
      Total liabilities and
        shareholders' equity                     $1,228,555     $143,522     $(107,122)       $1,264,955
                                                 ----------     --------     ---------        ----------
                                                 ----------     --------     ---------        ----------


See notes to unaudited pro forma combined financial information.

          SOLECTRON CORPORATION AND CUSTOM MANUFACTURING SERVICES BUSINESS
                       OF TEXAS INSTRUMENTS INCORPORATED


The following pro forma combined statements of income give effect to the acquisition of the CMS operations by Solectron under the purchase method of accounting. The pro forma combined statements of income for the year ended August 31, 1995, combine Solectron's statement of income for the year ended August 31, 1995 with the CMS operations' statement of revenues and direct operating expenses for the twelve-month period ended September 30, 1995. The pro forma combined statement of income for the six-month period ended February 29, 1996 combines Solectron's statement of income for the six-month period ended February 29, 1996 with the CMS operations' statement of revenues and direct operating expenses for the six-month period ended December 31, 1995.

             PRO FORMA COMBINED STATEMENT OF INCOME (UNAUDITED)

                   FOR THE YEAR ENDED AUGUST 31, 1995



                                                                                  PRO FORMA
                                                                        ---------------------------
                                            SOLECTRON        CMS        ADJUSTMENTS       COMBINED
                                            ----------     --------     -----------      ----------
                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net sales                                   $2,065,559     $429,771         $(2,800)(c)  $2,492,530
Cost of sales                                1,863,729      395,046          (2,660)(c)   2,257,615
                                                                              1,500 (b)
                                            ----------     --------         --------     ----------

      Gross profit                             201,830       34,725          (1,640)        234,915
                                            ----------     --------         --------     ----------

Operating expenses:
  Selling, general and administrative           73,554       23,571           3,615 (d)     100,740
  Research and development                       4,842            -               -           4,842
                                            ----------     --------         --------     ----------

      Operating income                         123,434       11,154          (5,255)        129,333

Interest income                                  6,611            -          (5,700)(e)         911
Interest expense                                (9,551)           -               -          (9,551)
                                            ----------     --------         --------     ----------

      Income before income taxes               120,494       11,154         (10,955)        120,693

Provision for income taxes                      40,968            -              74 (f)      41,042
                                            ----------     --------         --------     ----------
      Net income                               $79,526      $11,154         $(11,029)      $79,651
                                            ----------     --------         --------     ----------
                                            ----------     --------         --------     ----------

Net income per share:
  Primary                                   $     1.82                                   $     1.82
                                            ----------                                   ----------
                                            ----------                                   ----------
  Fully diluted                             $     1.62                                   $     1.62
                                            ----------                                   ----------
                                            ----------                                   ----------

Shares used in computation:
  Primary                                       43,773                                       43,773
                                            ----------                                   ----------
                                            ----------                                   ----------
  Fully diluted                                 52,582                                       52,582
                                            ----------                                   ----------
                                            ----------                                   ----------

See notes to unaudited pro forma combined financial information.

        SOLECTRON CORPORATION AND CUSTOM MANUFACTURING SERVICES BUSINESS
                     OF TEXAS INSTRUMENTS INCORPORATED

             PRO FORMA COMBINED STATEMENT OF INCOME (UNAUDITED)
              For the Six-Month Period Ended February 29, 1996


                                                                            PRO FORMA
                                                                   ---------------------------
                                       SOLECTRON        CMS        ADJUSTMENTS         COMBINED
                                       ----------     --------     ---------------    ----------
                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net sales                              $1,347,800     $248,770     $    (1,400)(c)    $1,595,170
Cost of sales                           1,216,093      228,669          (1,330)(c)     1,444,432
                                                                         1,000 (b)
                                       ----------     --------     -----------        ----------

      Gross profit                        131,707       20,101          (1,070)          150,738
                                       ----------     --------     -----------        ----------
Operating expenses:
  Selling, general and
      administrative                       45,421       12,762           1,808 (d)        59,991
  Research and development                  3,539            -               -             3,539
                                       ----------     --------     -----------        ----------

      Operating income                     82,747        7,339          (2,878)           87,208

Interest income                             2,571            -          (2,571)(e)             -
Interest expense                           (1,990)           -            (635)(e)        (2,625)
                                       ----------     --------     -----------        ----------
      Income before income taxes           83,328        7,339          (6,084)           84,583

Provision for income taxes                 28,331            -             467 (f)        28,798
                                       ----------     --------     -----------        ----------
      Net income                       $   54,997     $  7,339     $    (6,551)       $   55,785
                                       ----------     --------     -----------        ----------
                                       ----------     --------     -----------        ----------

Net income per share:
  Primary                              $     1.07                                     $     1.09
                                       ----------                                     ----------
                                       ----------                                     ----------
  Fully diluted                        $     1.03                                     $     1.05
                                       ----------                                     ----------
                                       ----------                                     ----------

Shares used in computation
  Primary                                  51,280                                         51,280
                                       ----------                                     ----------
                                       ----------                                     ----------
  Fully diluted                            53,730                                         53,730
                                       ----------                                     ----------
                                       ----------                                     ----------


See notes to unaudited pro forma combined financial information.

         SOLECTRON CORPORATION AND CUSTOM MANUFACTURING SERVICES BUSINESS
                    OF TEXAS INSTRUMENTS INCORPORATED

                NOTES TO PRO FORMA COMBINED FINANCIAL INFORMATION
                                (UNAUDITED)
                               (In thousands)

On March 31, 1996, Solectron Corporation, effected the purchase of the operations of Texas Instruments Incorporated's (TI) custom manufacturing services ("CMS") business in Austin, Texas and certain assets of TI's CMS site in Kuala Lumpur, Malaysia (the CMS operations). The pro forma financial information reflects an assumed purchase price of approximately $134 million.

(1) The acquisition of CMS will be accounted for using the purchase method of accounting.

(2) The following adjustments were applied to the historical consolidated financial statements of Solectron Corporation and the historical statement of assets to be acquired and liabilities to be assumed or historical statements of revenues and direct operating expenses of the CMS operations to arrive at the pro forma combined balance sheet and pro forma combined statements of income.

    (a) Reflects cash disbursed for the total purchase price, elimination of certain assets not acquired and liabilities not assumed, adjustment of assets acquired to their assumed purchase price allocation and elimination of Texas Instruments equity.

    (b) Reflects an increase in depreciation expense assuming an increase in property and equipment to reflect the fair value.

    (c) Reflects the elimination of transactions with affiliates.

    (d) Reflects the amortization of goodwill over a ten-year period.

    (e) Interest income is assumed to decrease by $5,700 and $2,571 for the year ended August 31, 1995 and the six-month period ended February 29, 1996, respectively, and interest expense is assumed to increase by $635 for the six-month period ended February 29, 1996, representing the issuance of debt and use of cash noted in item (a).

    (f) Reflects pro forma effects on income taxes on a combined basis assuming a 37.4% and 37.2% effective tax rate for the year ended August 31, 1995 and the six-month period ended February 29, 1996, respectively.

                              INDEX TO EXHIBITS
                                                                   SEQUENTIALLY
                                                                     NUMBERED
  EXHIBIT                        DESCRIPTION                           PAGE
- -----------  --------------------------------------------------    ------------

   4.1       Indenture dated as of February 15,
             1996 between Registrant and State
             Street Bank & Trust Company                                18

   4.2       Registration Rights Agreement dated
             as of February 15, 1996 by and
             among the Registrant and Merrill
             Lynch, Pierce, Fenner & Smith,
             Incorporated, Morgan Stanley & Co.
             Incorporated and Hambrecht & Quist
             LLC                                                        99

  10.1       Purchase Agreement dated as of
             February 15, 1996 by and between
             the Registrant and Merrill Lynch,
             Pierce, Fenner & Smith,
             Incorporated, Morgan Stanley & Co.
             Incorporated and Hambrecht & Quist
             LLC                                                      122

  24.1       Consent of Ernst & Young LLP                             149

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------




                              SOLECTRON CORPORATION

                                       TO

                       STATE STREET BANK AND TRUST COMPANY
                                     Trustee


                                    INDENTURE

                          Dated as of February 15, 1996





                   6% Convertible Subordinated Notes due 2006




- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------